EXHIBIT 16.1

June 23, 2005
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01(a) of RPM International Inc.’s Form 8-K dated June 23, 2005 and we agree with the statements made therein.

Yours truly,

/s/Ciulla, Smith & Dale, LLP

Cleveland, Ohio